INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Integrated Technology Group on Form SB-2 of our report, dated January 25, 2002, appearing in the Prospectus, which is part of this Registration Statement

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.





Lane Gorman Trubitt, L.L.P.


Dallas, Texas
January 21, 2003


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January 21, 2003


Mr. Robert Forrester
1215 Executive Drive West
Suite 102
Richardson, TX  75081


Re:  Integrated Technology Group Form SB-2


Dear Mr. Forrester:


Enclosed please find one manually signed consent for Integrated Technology Group's Form SB-2.


Regards,



Bob Knight